FIFTH AMENDMENT TO TERMS AND CONDITIONS OF

COURIER CORPORATION DEFERRED COMPENSATION PROGRAM

A.                                   The Terms and Conditions of the Courier Corporation Deferred Compensation Program, as established on November 6, 1997, are hereby amended as follows:

1.               Paragraph 1 is hereby amended by adding the following at the end thereof:

“Effective January 1, 2008, Peter M. Folger, the Senior Vice President and Chief Financial Officer of the Corporation, shall also be a Participant.”

2.               Paragraph 1 is hereby amended by deleting the following sentence:

“Effective January 1, 2001, the President of Dover Publications, Inc. and of Transfolio Express, Inc. shall also be a Participant.”

3.               Paragraph 3(c) is hereby deleted in its entirety and replaced with the following:

“Special Award to Mr. Peter Folger.  In the case of the Participant Mr. Peter Folger, he shall be eligible for an annual award under Section 3(b) for calendar year 2007 and each year thereafter subject to the terms of the Program as if he had been participating in the Program effective as of January 1, 2007.”

4.               The effective date of this Fifth Amendment shall be January 1, 2008.

IN WITNESS WHEREOF, This Fifth Amendment has been signed and sealed for and on behalf of the Company by its duly authorized officer this 6th day of Dec., 2007.

COURIER CORPORATION

By:	/s/ D. L. Sawyer
Name:	Diana L. Sawyer
Title:	Vice President